Exhibit 10-M-4


                    Description of Amendment to
               Supplemental Executive Retirement Plan


        As a result of the sale by Ford of a portion of its North American automotive seating and seat trim business to Lear Seating Corporation (Lear), an amendment to the Supplemental Executive Retirement Plan (SERP) was adopted October 1, 1993 to provide that SERP eligible employees who were transferred to Lear as a result of the sale, and who were eligible to retire as of January 1, 1994 (the date employees were transferred to Lear), remain eligible for a SERP benefit when they retire from Lear.












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